Exhibit 99.1

HOST HOTELS & RESORTS, INC. REPORTS CONTINUED STRONG GROWTH IN OPERATING RESULTS FOR THIRD QUARTER 2006

BETHESDA, MD; October 11, 2006 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced its results of operations for the third quarter ended September 8, 2006. The Company conducts its operations through Host Hotels & Resorts, L.P., of which it is the sole general partner and holds 96% of the partnership interests. Third quarter results for Host Hotels & Resorts, Inc. include the following:

•	Total revenue increased $324 million, or 40.0%, to $1.1 billion for the third quarter and $635 million, or 24.9%, to $3.2 billion for year-to-date 2006, which includes $242 million and $396 million of revenues for the recently acquired Starwood portfolio for the third quarter and year-to-date 2006, respectively.

•	Net income increased $45 million to $40 million for the third quarter and $450 million to $542 million for year-to-date 2006. Earnings per diluted share increased $.10 to $.07 for the third quarter and $.93 to $1.12 for year-to-date 2006.

Net income includes a net gain of $1 million for the third quarter 2006 and $347 million, or $.74 per diluted share, for year-to-date 2006 from the following: gains on hotel dispositions, costs associated with the refinancing of senior notes and the redemption of preferred stock and non-recurring costs of the Starwood acquisition. By comparison, for year-to-date 2005, net income included a net gain of $15 million, or $.04 per diluted share, associated with similar transactions in 2005. There were no gains associated with similar transactions during the third quarter of 2005. For further detail, refer to the “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share” attached to this press release.

•	Funds from Operations (FFO) per diluted share increased 47.4% to $.28 for the third quarter and 34.3% to $.94 for year-to-date 2006. FFO per diluted share was reduced by $.05 for year-to-date 2006 due to costs associated with refinancing the Company’s senior notes and the redemption of its preferred stock and non-recurring costs associated with the Starwood acquisition. By comparison, FFO per diluted share was reduced by $.09 for year-to-date 2005 due to costs associated with refinancing transactions in 2005.

The Company also announced the following third quarter results for Host Hotels & Resorts, L.P.:

•	Net income increased $46 million to $41 million for the third quarter and $468 million to $565 million for year-to-date 2006. Net income of Host LP was also affected by certain transactions—See “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations Per Diluted Share.”

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, increased 58.1% to $253 million for the third quarter and 33.1% to $812 million for year-to-date 2006 primarily due to growth in EBITDA from the Company’s comparable hotel portfolio and EBITDA generated by the recently acquired Starwood portfolio.

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

Comparable hotel RevPAR for the third quarter of 2006 increased 9.1% and comparable hotel adjusted operating profit margins increased 2.2 percentage points when compared to the third quarter of 2005. The third quarter increases were driven by a 10.5% increase in average room rate, while occupancy declined 1.0 percentage point. Year-to-date 2006 comparable hotel RevPAR increased 8.9% and comparable hotel adjusted operating profit margins increased 2.2 percentage points when compared to year-to-date 2005. The year-to-date increases were comprised of a 9.1% increase in average room rate, while occupancy remained stable, with a decline of only 0.2 percentage points. Comparable hotel adjusted operating profit margins were positively affected by the Company’s food and beverage operations, which represent approximately 30% of the Company’s revenues. Food and beverage revenue growth at the Company’s comparable hotels was 5.4% and 7.0% for the third quarter and year-to-date 2006, respectively, with food and beverage margins increasing 1.2 percentage points and 1.9 percentage points for the third quarter and year-to-date, respectively.

For the 27 recently acquired Starwood hotels that the Company consolidates, which are not included in our comparable hotel results, RevPAR increased 8.3% and 10.5% for the third quarter and year-to-date, respectively, when compared to the same period in 2005.

Christopher J. Nassetta, president and chief executive officer, stated, “We are once again pleased with our quarterly results, as continued positive industry fundamentals led to revenue and earnings growth in the third quarter that met our expectations and consensus estimates.”

ACQUISITIONS AND DISPOSITIONS

On September 1, 2006, the Company purchased The Westin Kierland Resort & Spa in Scottsdale, Arizona, for approximately $393 million, including the assumption of $135 million of mortgage debt with an interest rate of 5.08%. The 732-room resort, which opened in November 2002, is situated on 252 acres of fee simple property and includes a 27-hole golf course, a full-service spa and approximately five acres of undeveloped land.

Additionally, on August 4, 2006, the Company’s joint venture in Europe, in which the Company holds a 32.1% general and limited partnership interest, purchased the Hotel Arts Barcelona for €417 million ($537 million), including the assumption of €277 million ($357 million) of mortgage debt with an interest rate of approximately 5%. The hotel, which is located in Barcelona, Spain, contains 483 luxuriously-appointed and recently renovated guestrooms, including 28 two-story luxury suites. The Company increased its investment in the joint venture by €46 million, or $58 million, for the acquisition of the hotel.

The Company sold the Detroit Marriott, Livonia during the third quarter for proceeds of approximately $21 million and recorded a gain of approximately $5 million. Additionally, during the fourth quarter, the Company sold the 444-room Ritz-Carlton, Atlanta for proceeds of approximately $80 million and will record a gain of approximately $26 million.

2006 OUTLOOK

The Company expects comparable hotel RevPAR to increase approximately 7.0% to 8.0% for the fourth quarter and 8.0% to 8.75% for full year 2006. For full year 2006, the Company also expects its operating profit margins under GAAP to increase approximately 190 basis points to 220 basis points and its comparable hotel adjusted operating profit margins to increase approximately 170 basis points to 200 basis points. Based upon this guidance, the Company estimates that full year 2006 guidance for Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P. would be as follows:

Host Hotels & Resorts, Inc.

•	earnings per diluted share should be approximately $.31 to $.34 for the fourth quarter and $1.43 to $1.46 for the full year;

•	net income should be approximately $167 million to $182 million for the fourth quarter and $709 million to $724 million for the full year; and

•	FFO per diluted share should be approximately $.55 to $.58 for the fourth quarter and $1.50 to $1.53 for the full year (including a charge of approximately $6 million and $34 million for the fourth quarter and full year, respectively, with a per diluted share effect of approximately $.01 and $.06 for the fourth quarter and full year, respectively, related to costs associated with debt and perpetual preferred stock that was or is expected to be refinanced or prepaid in 2006 and non-recurring costs related to the Starwood acquisition).

Host Hotels & Resorts, L.P.

•	net income should be approximately $739 million to $754 million; and

•	Adjusted EBITDA should be approximately $1,255 million to $1,270 million.

2007 OUTLOOK

•	The Company is in the preliminary stages of its budget process for 2007. Accordingly, certain key items, including detailed property-level operating budgets, have not been determined which could significantly affect forecast results of operations. However, based on preliminary discussions with the Company’s operators and hotel general managers, as well as a review of booking pace and other metrics, the Company believes that comparable hotel RevPAR for 2007 will increase approximately 6% to 8%.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels. The Company currently owns 128 properties with approximately 67,000 rooms, and also holds a minority interest in a joint venture that owns seven hotels in Europe with approximately 2,700 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a Real Estate Investment Trust for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 10, 2006, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host and Host LP, the primary difference is approximately 4% of the partnership interests in Host LP held by outside partners as of October 10, 2006, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

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HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets September 8, 2006 and December 31, 2005	7

Consolidated Statements of Operations Quarter Ended and Year-to-Date Ended September 8, 2006 and September 9, 2005	8

Earnings (Loss) per Common Share	10

Comparable Hotel Operating Data	11

Comparable Hotels by Region
Comparable Hotels by Property Type	12
Schedule of Comparable Hotel Results	13

Other Financial and Operating Data	15

Reconciliation of Net Income (Loss) Available to Common Stockholders to Funds From Operations per Diluted Share	17

Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share	19

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations Quarter Ended September 8, 2006 and September 9, 2005	20

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA	21

2006 FORECAST INFORMATION

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share for Fourth Quarter 2006 Forecasts	22

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share for Full Year 2006 Forecasts	23

Schedule of Comparable Hotel Adjusted Operating Profit Margin for Full Year 2006 Forecasts	25

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2006 Forecasts	27

Notes to Financial Information	28

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

	September 8, 2006	December 31, 2005
ASSETS

Property and equipment, net	$10,685	$7,434
Assets held for sale	21	73
Due from managers	31	41
Investments in affiliates	151	41
Deferred financing costs, net	59	63
Furniture, fixtures and equipment replacement fund	166	143
Other	199	157
Restricted cash	129	109
Cash and cash equivalents	223	184

Total assets	$11,664	$8,245

LIABILITIES AND STOCKHOLDERS’ EQUITY

Debt
Senior notes, including $494 million and $493 million, respectively, net of discount, of Exchangeable Senior Debentures	$3,712	$3,050
Mortgage debt	2,038	1,823
Convertible Subordinated Debentures	—	387
Other	89	110

Total debt	5,839	5,370
Accounts payable and accrued expenses	145	165
Other	223	148

Total liabilities	6,207	5,683

Interest of minority partners of Host Hotels & Resorts, L.P.	188	119
Interest of minority partners of other consolidated partnerships	28	26

Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $100 million and $250 million, respectively), 50 million shares authorized; 4.0 million shares and 10.0 million shares issued and outstanding, respectively	97	241
Common stock, par value $.01, 750 million shares authorized; 520.7 million shares and 361.0 million shares issued and outstanding, respectively	5	4
Additional paid-in capital	5,665	3,080
Accumulated other comprehensive income	17	15
Deficit	(543)	(923)

Total stockholders’ equity	5,241	2,417

Total liabilities and stockholders’ equity	$11,664	$8,245

(a)	Our consolidated balance sheet as of September 8, 2006 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 8, 2006	September 9, 2005	September 8, 2006	September 9, 2005
Revenues
Rooms	$736	$511	$1,977	$1,547
Food and beverage	303	223	935	763
Other	74	56	199	169

Total hotel sales	1,113	790	3,111	2,479
Rental income (b)	22	21	78	75

Total revenues	1,135	811	3,189	2,554

Expenses
Rooms	182	128	470	374
Food and beverage	244	184	690	574
Hotel departmental expenses	303	234	794	684
Management fees	50	33	143	108
Other property-level expenses (b)	91	67	243	199
Depreciation and amortization	119	82	314	244
Corporate and other expenses	21	16	62	45

Total operating costs and expenses	1,010	744	2,716	2,228

Operating profit	125	67	473	326
Interest income	8	5	22	17
Interest expense	(100)	(94)	(298)	(317)
Net gains (loss) on property transactions	1	—	3	77
Gain (loss) on foreign currency and derivative contracts	—	(1)	—	1
Minority interest expense	(1)	—	(30)	(12)
Equity in earnings (losses) of affiliates	(3)	—	(8)	(1)

Income (loss) before income taxes	30	(23)	162	91
Benefit (provision) for income taxes	4	15	(14)	(23)

Income (loss) from continuing operations	34	(8)	148	68
Income from discontinued operations (c)	6	3	394	24

Net income (loss)	40	(5)	542	92
Less: Dividends on preferred stock	(2)	(6)	(12)	(21)
Issuance costs of redeemed preferred stock (d)	—	—	(6)	(4)

Net income (loss) available to common stockholders	$38	$(11)	$524	$67

Basic earnings (loss) per common share:
Continuing operations	$.06	$(.04)	$.28	$.12
Discontinued operations	.01	.01	.85	.07

Basic earnings (loss) per common share	$.07	$(.03)	$1.13	$.19

Diluted earnings (loss) per common share:
Continuing operations	$.06	$(.04)	$.28	$.12
Discontinued operations	.01	.01	.84	.07

Diluted earnings (loss) per common share	$.07	$(.03)	$1.12	$.19

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense are as follows:

	Quarter ended		Year-to-date ended
	September 8, 2006	September 9, 2005	September 8, 2006	September 9, 2005
Rental income
Full-service	$4	$4	$24	$22
Limited service and office buildings	18	17	54	53

	$22	$21	$78	$75

Rental and other expenses (included in other property level expenses)
Full-service	$2	$2	$5	$5
Limited service and office buildings	19	18	56	54

	$21	$20	$61	$59

(c)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for six properties sold in 2006 and one hotel classified as held-for-sale as of September 8, 2006 and five properties sold in 2005.

(d)	Represents the original issuance costs associated with the redemption of the Class C preferred stock in the second quarter of 2006 and the Class B preferred stock in the second quarter of 2005.

HOST HOTELS & RESORTS, INC.

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 8, 2006			Quarter ended September 9, 2005
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income (loss)	$40	520.5	$.08	$(5)	353.1	$(.01)
Dividends on preferred stock	(2)	—	(.01)	(6)	—	(.02)

Basic earnings (loss) available to common stockholders (a)(b)	38	520.5	.07	(11)	353.1	(.03)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	1.8	—	—	—	—
Assuming conversion of minority OP units issuable	—	2.3	—	—	—	—

Diluted earnings (loss) available to common stockholders (a)(b)	$38	524.6	$.07	$(11)	353.1	$(.03)

	Year-to-date ended September 8, 2006			Year-to-date ended September 9, 2005
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$542	464.1	$1.17	$92	352.6	$.26
Dividends on preferred stock	(12)	—	(.03)	(21)	—	(.06)
Issuance costs of redeemed preferred stock (c)	(6)	—	(.01)	(4)	—	(.01)

Basic earnings available to common stockholders (a)(b)	524	464.1	1.13	67	352.6	.19
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	1.8	(.01)	—	2.4	—

Diluted earnings available to common stockholders (a)(b)	$524	465.9	$1.12	$67	355.0	$.19

(a)	Basic earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, convertible debt securities and other minority interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.
(b)	Our results for certain periods presented were significantly affected by certain transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share.”
(c)	Represents the original issuance costs associated with the redemption of the Company’s Class C preferred stock in the second quarter of 2006 and the Company’s Class B preferred stock in the second quarter of 2005.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of September 8, 2006		Quarter ended September 8, 2006			Quarter ended September 9, 2005			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	21	11,485	$202.86	79.3%	$160.87	$182.79	82.1%	$150.03	7.2%
Florida	10	6,435	151.13	68.6	103.66	141.14	68.7	97.00	6.9
Mid-Atlantic	8	5,865	208.66	81.1	169.17	191.93	78.3	150.29	12.6
DC Metro	13	5,335	171.29	71.5	122.51	161.21	76.0	122.52	—
North Central	12	4,906	155.29	77.7	120.64	139.46	76.4	106.59	13.2
South Central	7	4,126	132.06	67.3	88.85	119.24	70.9	84.53	5.1
Atlanta	8	3,069	185.00	66.8	123.57	163.11	65.1	106.12	16.4
New England	6	3,032	175.83	83.0	146.02	151.03	81.6	123.22	18.5
Mountain	6	2,210	104.06	68.9	71.74	90.43	70.9	64.14	11.8
International	5	1,953	153.27	71.5	109.61	134.49	74.4	100.00	9.6

All Regions	96	48,416	174.51	74.7	130.32	157.87	75.7	119.49	9.1

	As of September 8, 2006		Year-to-date ended September 8, 2006			Year-to-date ended September 9, 2005			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	21	11,485	$201.15	76.4%	$153.71	$184.52	78.3%	$144.50	6.4%
Florida	10	6,435	196.13	73.9	144.84	181.72	74.6	135.50	6.9
Mid-Atlantic	8	5,865	213.03	78.8	167.87	193.70	78.5	152.04	10.4
DC Metro	13	5,335	182.29	72.6	132.31	169.99	77.3	131.46	0.7
North Central	12	4,906	145.57	73.0	106.28	134.40	68.2	91.63	16.0
South Central	7	4,126	142.03	72.2	102.58	130.50	74.2	96.89	5.9
Atlanta	8	3,069	187.40	71.1	133.23	167.30	67.4	112.68	18.2
New England	6	3,032	168.18	77.1	129.70	151.15	71.4	107.98	20.1
Mountain	6	2,210	131.66	65.9	86.77	117.88	66.1	77.92	11.4
International	5	1,953	150.17	71.8	107.77	131.45	72.2	94.95	13.5

All Regions	96	48,416	181.74	74.3	135.00	166.62	74.4	124.02	8.9

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Property Type (a)

	As of September 8, 2006		Quarter ended September 8, 2006			Quarter ended September 9, 2005			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Urban	40	23,124	$185.84	78.4%	$145.78	$166.23	78.0%	$129.67	12.4%
Suburban	29	11,139	143.37	68.6	98.35	132.15	71.1	93.94	4.7
Airport 16	16	7,328	127.12	73.7	93.72	115.45	78.5	90.63	3.4
Resort/Convention	11	6,825	230.30	72.9	167.82	215.63	72.4	156.22	7.4

All Types	96	48,416	174.51	74.7	130.32	157.87	75.7	119.49	9.1

	As of September 8, 2006		Year-to-date ended September 8, 2006			Year-to-date ended September 9, 2005			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Urban	40	23,124	$190.39	77.3%	$147.15	$173.93	76.9%	$133.76	10.0%
Suburban	29	11,139	145.13	68.0	98.74	133.36	68.3	91.03	8.5
Airport 16	16	7,328	133.02	73.6	97.91	120.53	76.0	91.62	6.9
Resort/Convention	11	6,825	257.19	75.0	192.92	241.28	74.5	179.67	7.4

All Types	96	48,416	181.74	74.3	135.00	166.62	74.4	124.02	8.9

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended		Year-to-date ended
	September 8, 2006	September 9, 2005	September 8, 2006	September 9, 2005
Number of hotels	96	96	96	96
Number of rooms	48,416	48,416	48,416	48,416
Percent change in Comparable Hotel RevPAR	9.1%	—	8.9%	—
Operating profit margin under GAAP (b)	11.0%	8.3%	14.8%	12.8%
Comparable hotel adjusted operating profit margin (c)	23.2%	21.0%	26.5%	24.3%
Comparable hotel sales
Room	$542	$497	$1,633	$1,500
Food and beverage	233	221	803	751
Other	58	56	176	173

Comparable hotel sales (d)	833	774	2,612	2,424

Comparable hotel expenses
Room	132	125	386	362
Food and beverage	188	181	587	563
Other	36	37	104	108
Management fees, ground rent and other costs	284	268	842	801

Comparable hotel expenses (e)	640	611	1,919	1,834

Comparable hotel adjusted operating profit	193	163	693	590
Non-comparable hotel results, net (f)	73	3	158	26
Office buildings and limited service properties, net (g)	(1)	(1)	(2)	(1)
Depreciation and amortization	(119)	(82)	(314)	(244)
Corporate and other expenses	(21)	(16)	(62)	(45)

Operating profit	$125	$67	$473	$326

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the consolidated statements of operations.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended		Year-to-date ended
	September 8, 2006	September 9, 2005	September 8, 2006	September 9, 2005
Revenues per the consolidated statements of operations	$1,135	$811	$3,189	$2,554
Non-comparable hotel sales	(295)	(31)	(567)	(112)
Hotel sales for the property for which we record rental income, net	11	11	37	35
Rental income for office buildings and limited service hotels	(18)	(17)	(54)	(53)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	7	—

Comparable hotel sales	$833	$774	$2,612	$2,424

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Quarter ended		Year-to-date ended
	September 8, 2006	September 9, 2005	September 8, 2006	September 9, 2005
Operating costs and expenses per the consolidated statements of operations	$1,010	$744	$2,716	$2,228
Non-comparable hotel expenses	(220)	(26)	(408)	(87)
Hotel expenses for the property for which we record rental income	9	9	38	36
Rent expense for office buildings and limited service hotels	(19)	(18)	(56)	(54)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott- managed hotels	—	—	5	—
Depreciation and amortization	(119)	(82)	(314)	(244)
Corporate and other expenses	(21)	(16)	(62)	(45)

Comparable hotel expenses	$640	$611	$1,919	$1,834

(f)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statement of operations as continuing operations and (ii) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.

(g)	Represents rental income less rental expense for limited service properties and office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	September 8, 2006	December 31, 2005
Equity
Common shares outstanding	520.7	361.0
Common shares and minority held common OP Units outstanding	539.7	380.8
Preferred OP Units outstanding	.02	.02
Class C Preferred shares outstanding (a)	—	6.0
Class E Preferred shares outstanding	4.0	4.0

Security pricing (per share price)
Common (b)	$22.66	$18.95
Class C Preferred (a) (b)	$—	$25.25
Class E Preferred (b)	$26.60	$26.75
Convertible Preferred Securities (c)	$—	$61.02
Exchangeable Senior Debentures (d)	$1,369.90	$1,163.70

Dividends declared per share for calendar year
Common (e)	$.51	$.41
Class B Preferred (f)	$—	$.87
Class C Preferred (a)	$.86	$2.50
Class E Preferred (e)	$1.66	$2.22

Debt
Series B senior notes, with a rate of 7 7/8% due August 2008 (g)	$—	$136
Series G senior notes, with a rate of 9 1/4% due October 2007 (h)	235	236
Series I senior notes, with a rate of 9 1/2% due January 2007 (i)	448	451
Series K senior notes, with a rate of 7 1/8% due November 2013	725	725
Series M senior notes, with a rate of 7% due August 2012	347	346
Series O senior notes, with a rate of 6 3/8% due March 2015	650	650
Series Q senior notes, with a rate of 6 3/4% due June 2016	800	—
Exchangeable Senior Debentures, with a rate of 3.25% due April 2024	494	493
Senior notes, with an average rate of 9.7%, maturing through May 2012	13	13

Total senior notes	3,712	3,050
Mortgage debt (non-recourse) secured by $3.4 billion of real estate assets, with an average interest rate of 7.5% and 7.8% at September 8, 2006 and December 31, 2005, respectively, maturing through December 2023 (j)	2,038	1,823
Credit facility (k)	—	20
Convertible Subordinated Debentures, with a rate of 6 3/4% due December 2026 (c)	—	387
Other	89	90

Total debt	$5,839	$5,370

Percentage of fixed rate debt	87%	85%
Weighted average interest rate	7.2%	7.2%
Weighted average debt maturity	5.6 years	6.4 years

	Quarter ended		Year-to-date ended
	September 8, 2006	September 9, 2005	September 8, 2006	September 9, 2005
Hotel Operating Statistics for All Full Service Properties (l)
Average daily rate	$171.26	$155.59	$178.81	$164.46
Average occupancy	74.9%	74.5%	74.2%	73.7%
RevPAR	$128.31	$115.97	$132.72	$121.22

(a)	On May 19, 2006, the Company redeemed, at par, all of the shares of its 10% Class C Cumulative Redeemable Preferred stock for approximately $151 million, including accrued dividends.
(b)	Share prices are the closing price as reported by the New York Stock Exchange.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(c)	During the period of December 2005 through February 10, 2006, the Company issued 30.8 million shares of its common stock to converting holders of its Convertible Preferred Securities. The remaining $2 million of securities were redeemed for cash on April 5, 2006. Market price for December 31, 2005 is as quoted by Bloomberg L.P. and reflects the price of a single $50 security.
(d)	Market price as quoted by Bloomberg L.P. Amount reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the occurrence of certain events.
(e)	On September 15, 2006, the Company declared a third quarter common dividend of $.20 per share and a third quarter preferred dividend of $.5546875 per share for its Class E preferred stock.
(f)	On May 20, 2005, the Company redeemed, at par, all four million shares of its 10% Class B Cumulative Redeemable Preferred stock for approximately $101 million, including accrued dividends.
(g)	The Company redeemed the outstanding 7 7/8% Series B senior notes on May 15, 2006.
(h)	Includes the fair value of interest rate swap agreements of $(7) million and $(6) million as of September 8, 2006 and December 31, 2005, respectively.
(i)	Includes the fair value of an interest rate swap agreement of $(2) million and $1 million as of September 8, 2006 and December 31, 2005, respectively.
(j)	Includes the $135 million mortgage (with a fair value of $133 million at September 1, 2006) assumed in connection with the acquisition of the Westin Kierland Resort & Spa on September 1, 2006.
(k)	The outstanding balance on the Company’s credit facility of $20 million as of December 31, 2005 was repaid on January 13, 2006. Currently, the Company has $575 million of available capacity under its credit facility.
(l)	The operating statistics reflect all consolidated properties as of September 8, 2006 and September 9, 2005, respectively. The operating statistics include the results of operations for six properties sold as of September 8, 2006 and five properties sold in 2005 prior to their disposition.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 8, 2006			Quarter ended September 9, 2005
	Income (loss)	Shares	Per Share Amount	Income (loss)	Shares	Per Share Amount
Net income (loss) available to common stockholders	$38	520.5	$.07	$(11)	353.1	$(.03)
Adjustments:
Gains on dispositions, net of taxes	(5)	—	(.01)	—	—	—
Amortization of deferred gains and other property transactions, net of taxes	(1)	—	—	(1)	—	—
Depreciation and amortization	119	—	.23	85	—	.24
Partnership adjustments	2	—	—	1	—	—
FFO of minority partners of Host LP (a)	(5)	—	(.01)	(4)	—	(.01)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	1.8	—	—	2.3	—
Assuming conversion of Exchangeable Senior Debentures	4	28.5	—	4	27.7	(.01)

FFO per diluted share (b) (c)	$152	550.8	$.28	$74	383.1	$.19

	Year-to-date ended September 8, 2006			Year-to-date ended September 9, 2005
	Income (loss)	Shares	Per Share Amount	Income (loss)	Shares	Per Share Amount
Net income available to common stockholders	$524	464.1	$1.13	$67	352.6	$.19
Adjustments:
Gains on dispositions, net of taxes	(390)	—	(.84)	(54)	—	(.15)
Amortization of deferred gains and other property transactions, net of taxes	(3)	—	(.01)	(5)	—	(.02)
Depreciation and amortization	314	—	.68	254	—	.72
Partnership adjustments	24	—	.05	9	—	.03
FFO of minority partners of Host LP (a)	(18)	—	(.04)	(15)	—	(.04)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	1.8	—	—	2.4	(.01)
Assuming conversion of Exchangeable Senior Debentures	13	28.5	(.03)	13	27.7	(.02)
Assuming conversion of Convertible Subordinated Debentures	2	2.7	—	—	—	—

FFO per diluted share (b) (c)	$466	497.1	$.94	$269	382.7	$.70

(a)	Represents FFO attributable to the minority interests in Host LP.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(b)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, convertible debt securities and other minority interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.
(c)	FFO per diluted share for certain periods presented was significantly affected by certain transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share and Funds from Operations per Diluted Share.”

HOST HOTELS & RESORTS, INC.

Schedule of Significant Transactions Affecting Earnings per Share and

Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 8, 2006		Quarter ended September 9, 2005
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Gain on hotel dispositions, net of taxes	5	—	—	—
Non-recurring Starwood acquisition costs (a)	(4)	(4)	—	—

Total (b)	$1	$(4)	$—	$—

Per diluted share	$—	$—	$—	$—

	Year-to-date ended September 8, 2006		Year-to-date ended September 9, 2005
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Non-recurring Starwood acquisition costs (a)	$(17)	$(17)	$—	$—
Senior notes redemptions and debt prepayments (c)	(4)	(4)	(34)	(34)
Preferred stock redemptions (d)	(8)	(8)	(4)	(4)
Gain on CBM Joint Venture LLC sale (e)	—	—	42	—
Gain on hotel dispositions, net of taxes	390	—	12	—
Minority interest income (expense) (f)	(14)	1	(1)	2

Total (b)	$347	$(28)	$15	$(36)

Per diluted share	$.74	$(.05)	$.04	$(.09)

(a)	Represents non-recurring costs incurred in conjunction with the acquisition of the Starwood portfolio that are required to be expensed under GAAP, including start-up costs, bridge loan fees and expenses and the Company’s portion of a foreign currency hedge loss by the European joint venture as the venture hedged a portion of its initial investment for the acquisition of six of its European hotels.
(b)	Net income of Host LP was also affected by the transactions discussed above, with the exception of the minority interest income (expense) item discussed in footnote (f). Accordingly, the total adjustments on the net income of Host LP were approximately $361 million and $16 million for year-to-date 2006 and year-to-date 2005, respectively.
(c)	Represents call premiums and the acceleration of original issue discounts and deferred financing costs, as well as incremental interest during the call or prepayment notice period, included in interest expense in the consolidated statements of operations. We recognized these costs in conjunction with the prepayment or refinancing of senior notes and mortgages during certain periods presented.
(d)	Represents the original issuance costs and the incremental dividends during the redemption notice period associated with the redemption of the Class C preferred stock in 2006 and the Class B preferred stock in 2005.
(e)	Represents the gain, net of tax, on the sale of 85% of our interest in CBM Joint Venture LLC.
(f)	Represents the portion of the significant transactions attributable to minority partners in Host LP.

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per unit amounts)

	Quarter ended		Year-to-date ended
	September 8, 2006	September 9, 2005	September 8, 2006	September 9, 2005
Revenues
Rooms	$736	$511	$1,977	$1,547
Food and beverage	303	223	935	763
Other	74	56	199	169

Total hotel sales	1,113	790	3,111	2,479
Rental income	22	21	78	75

Total revenues	1,135	811	3,189	2,554

Expenses
Rooms	182	128	470	374
Food and beverage	244	184	690	574
Hotel departmental expenses	303	234	794	684
Management fees	50	33	143	108
Other property-level expenses	91	67	243	199
Depreciation and amortization	119	82	314	244
Corporate and other expenses	21	16	62	45

Total operating costs and expenses	1,010	744	2,716	2,228

Operating profit	125	67	473	326
Interest income	8	5	22	17
Interest expense	(100)	(94)	(298)	(318)
Net gains (loss) on property transactions	1	—	3	77
Gain (loss) on foreign currency and derivative contracts	—	(1)	—	1
Minority interest expense	—	—	(7)	(6)
Equity in earnings (losses) of affiliates	(3)	—	(8)	(1)

Income (loss) before income taxes	31	(23)	185	96
Benefit (provision) for income taxes	4	15	(14)	(23)

Income (loss) from continuing operations	35	(8)	171	73
Income from discontinued operations (b)	6	3	394	24

Net income (loss)	41	(5)	565	97
Less: Distributions on preferred units	(2)	(6)	(12)	(21)
Issuance costs of redeemed preferred units (c)	—	—	(6)	(4)

Net income (loss) available to common unitholders	$39	$(11)	$547	$72

Basic earnings (loss) per common unit:
Continuing operations	$.06	$(.04)	$.32	$.13
Discontinued operations	.01	.01	.81	.06

Basic earnings (loss) per common unit	$.07	$(.03)	$1.13	$.19

Diluted earnings (loss) per common unit:
Continuing operations	$.06	$(.04)	$.32	$.13
Discontinued operations	.01	.01	.81	.06

Diluted earnings (loss) per common unit	$.07	$(.03)	$1.13	$.19

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. When distinguishing between Host and Host LP, the primary difference is the partnership interests in Host LP held by outside partners, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.
(b)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for six properties sold in 2006 and one hotel classified as held-for-sale as of September 8, 2006 and five properties sold in 2005.
(c)	Represents the original issuance costs associated with the redemption of the Class C preferred units in the second quarter of 2006 and the Class B preferred units in the second quarter of 2005.

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended		Year-to-date ended
	September 8, 2006	September 9, 2005	September 8, 2006	September 9, 2005
Net income (loss)	$41	$(5)	$565	$97
Interest expense	100	94	298	318
Depreciation and amortization	119	82	314	244
Income taxes	(4)	(15)	14	23
Discontinued operations (a)	(1)	4	2	12

EBITDA	255	160	1,193	694
Gains on dispositions	(5)	—	(392)	(83)
Amortization of deferred gains	(1)	(1)	(3)	(7)
Consolidated partnership adjustments:
Minority interest expense	—	—	7	6
Distributions to minority partners	—	—	(4)	(3)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	3	—	8	1
Distributions received from equity investments	1	1	3	2

Adjusted EBITDA of Host LP	$253	$160	$812	$610

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Fourth Quarter 2006 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Fourth Quarter 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$165	521.0	$.32
Adjustments:
Depreciation and amortization	164	—	.31
Gain on dispositions, net of taxes	(27)	—	(.05)
Partnership adjustments	8	—	.02
FFO of minority partners of Host LP (b)	(11)	—	(.02)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	1.8	(.01)
Assuming conversion of Exchangeable Senior Debentures	6	28.8	(.02)

FFO per diluted share	$305	551.6	$.55

	High-end of Range
	Fourth Quarter 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$180	521.0	$.35
Adjustments:
Depreciation and amortization	164	—	.31
Gain on dispositions, net of taxes	(27)	—	(.05)
Partnership adjustments	8	—	.02
FFO of minority partners of Host LP (b)	(11)	—	(.02)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	1.8	(.01)
Assuming conversion of Exchangeable Senior Debentures	6	28.8	(.02)

FFO per diluted share	$320	551.6	$.58

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2006 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$689	481.9	$1.43
Adjustments:
Depreciation and amortization	478	—	.99
Gain on dispositions, net of taxes	(420)	—	(.87)
Partnership adjustments	33	—	.07
FFO of minority partners of Host LP (b)	(30)	—	(.06)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	1.8	(.01)
Assuming conversion of Exchangeable Senior Debentures	19	28.8	(.05)
Assuming conversion of Convertible Subordinated Debentures	2	1.9	—

FFO per diluted share	$771	514.4	$1.50

	High-end of Range
	Full Year 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$704	481.9	$1.46
Adjustments:
Depreciation and amortization	478	—	.99
Gain on dispositions, net of taxes	(420)	—	(.87)
Partnership adjustments	34	—	.07
FFO of minority partners of Host LP (b)	(30)	—	(.06)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	1.8	(.01)
Assuming conversion of Exchangeable Senior Debentures	19	28.8	(.05)
Assuming conversion of Convertible Subordinated Debentures	2	1.9	—

FFO per diluted share	$787	514.4	$1.53

(a)	The fourth quarter and full year 2006 forecasts were based on the following assumptions (the comparable hotel guidance listed below does not include the Starwood portfolio):

•	Comparable hotel RevPAR will increase 7.0% to 8.0% for the fourth quarter and 8.0% to 8.75% for the full year for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 170 basis points and 200 basis points for the full year for the low and high ends of the forecasted range, respectively.

•	RevPAR growth for the Starwood portfolio will be modestly higher than the RevPAR for the Company’s comparable hotels for full year 2006.

•	Approximately $820 million of debt and perpetual preferred stock has been, or will be, refinanced. Charges, net of the minority interest benefit, totaling approximately $6 million ($.01 of FFO per diluted share effect) and $34 million ($.06 of FFO per diluted share) related to costs associated with the debt and perpetual preferred stock repayments and non-recurring costs related to the Starwood acquisition will be incurred for the fourth quarter and full year 2006, respectively.

•	Fully diluted weighted average shares for FFO per diluted share will be 551.6 million for the fourth quarter and 514.4 million for the full year and for earnings per diluted share will be 551.6 million for the fourth quarter and 483.7 million for the full year.

The amounts shown in these forecasts are based on these and other assumptions, as well as management’s estimate of operations for 2006. These forecasts are forward-looking and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual transactions, results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will be materially different. Risks that may affect these assumption and forecasts include the following:

•	the level of RevPAR and margin growth may change significantly;

•	the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains (losses) on dispositions;

•	the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; and

•	other risks and uncertainties associated with our business described herein and in the Company’s filings with the SEC.

(b)	Represents FFO attributable to the minority interests in Host LP.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2006 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2006 Forecast
	Low-end of range	High-end of range
Percent change in Comparable Hotel RevPAR	8.0%	8.75%
Operating profit margin under GAAP (b)	15.2%	15.5%
Comparable hotel adjusted operating profit margin (c)	26.5%	26.8%

Comparable hotel sales
Room	$2,355	$2,371
Other	1,438	1,442

Comparable hotel sales (d)	3,793	3,813

Comparable hotel expenses
Rooms and other departmental costs	1,561	1,564
Management fees, ground rent and other costs	1,228	1,229

Comparable hotel expenses (e)	2,789	2,793

Comparable hotel adjusted operating profit	1,004	1,020
Non-comparable hotel results, net	300	300
Office buildings and limited service properties, net	7	7
Depreciation and amortization	(479)	(479)
Corporate and other expenses	(86)	(86)

Operating profit	$746	$762

(a)	Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2006. We have assumed that 95 hotels will be classified as comparable as of December 31, 2006. No assurances can be made as to the hotels that will be in the comparable hotel set for 2006. Also, see the notes following the table reconciling net income available to common shareholders to Funds From Operations per Diluted Share for assumptions relating to the full year 2006 forecasts.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. We forecasted an increase in margins of 170 basis points to 200 basis points over the comparable adjusted operating profit margin of 24.8%.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2006
	Low-end of range	High-end of range
Revenues	$4,893	$4,901
Non-comparable hotel sales	(1,064)	(1,052)
Hotel sales for the property for which we record rental income, net	52	52
Rental income for office buildings and limited service hotels	(88)	(88)

Comparable hotel sales	$3,793	$3,813

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2006 Forecasts (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2006
	Low-end of range	High-end of range
Operating costs and expenses	$4,147	$4,139
Non-comparable hotel expenses	(764)	(752)
Hotel expenses for the property for which we record rental income	52	52
Rent expense for office buildings and limited service hotels	(81)	(81)
Depreciation and amortization	(479)	(479)
Corporate and other expenses	(86)	(86)

Comparable hotel expenses	$2,789	$2,793

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2006 Forecasts (a)

(unaudited, in millions)

	Full Year 2006
	Low-end of range	High-end of range
Net income	$739	$754
Interest expense	438	438
Depreciation and amortization	479	479
Income taxes	7	7

EBITDA	1,663	1,678
Gains on dispositions	(420)	(420)
Consolidated partnership adjustments:
Minority interest expense	8	8
Distributions to minority partners	(6)	(6)
Equity investment adjustments:
Equity in losses of affiliates	6	6
Distributions received from equity investments	4	4

Adjusted EBITDA of Host LP	$1,255	$1,270

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2006. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance, or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic condition, competition and governmental actions will affect future transactions, results performance and achievements. Although we believe the expectations in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material. For purposes of the full year forecasts, we have utilized the same, previously detailed assumptions as those utilized for the full year forecasts for Host Hotels & Resorts, Inc.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott International, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott International except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott International but our fourth quarter ends on December 31 and our full year results, as reported in our statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2006 ended on September 8, and the third quarter of 2005 ended on September 9, though both quarters reflect twelve weeks of operations. In contrast, the September 8, 2006 year-to-date operations included 251 days of operations, while the September 9, 2005 year-to-date operations included 252 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 40% of our full-service hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott International for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2002) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•	Hotel results for the third quarter of 2006 reflect 12 weeks of operations for the period from June 17, 2006 to September 8, 2006 for our Marriott-managed hotels and results from June 1, 2006 to August 31, 2006 for operations of all other hotels which report results on a monthly basis.

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•	Hotel results for the third quarter of 2005 reflect 12 weeks of operations for the period from June 18, 2005 to September 9, 2005 for our Marriott-managed hotels and results from June 1, 2005 to August 31, 2005 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for year-to-date 2006 reflect 36 weeks for the period from December 31, 2005 to September 8, 2006 for our Marriott-managed hotels and results from January 1, 2006 to August 31, 2006 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for year-to-date 2005 reflect 36 weeks for the period from January 1, 2005 to September 9, 2005 for our Marriott-managed hotels and results from January 1, 2005 to August 31, 2005 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as full-service properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. Of the 129 full-service hotels that we owned as of September 8, 2006, 96 hotels have been classified as comparable hotels. The operating results of the following hotels that we owned as of September 8, 2006 are excluded from comparable hotel results for these periods:

•	the Newport Beach Marriott Hotel (major renovation started in July 2004);

•	the Mountain Shadows Resort and Golf Club (hotel closed pending sale, which is expected to close in the fourth quarter 2006);

•	the Atlanta Marriott Marquis (major renovation started in August 2005);

•	the New Orleans Marriott (property damage and business interruption from Hurricane Katrina in August 2005);

•	the Hyatt Regency, Washington on Capitol Hill (acquired in September 2005);

•	Westin Kierland Resort & Spa (acquired in September 2006); and

•	the 27 consolidated hotels that we acquired from Starwood on April 10, 2006.

In addition, the operating results of the 11 hotels we disposed of in 2006 and 2005 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our full-service hotel properties, they exclude results for our non-hotel properties and leased limited-service hotels.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO per diluted share of Host, (ii) EBITDA of Host LP, (iii) Adjusted EBITDA of Host LP and (iv) Comparable Hotel Operating Results of Host. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully

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diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

As of October 10, 2006, Host owns approximately 96% of the partnership interest of Host LP and is its sole general partner. We conduct all of our operations through Host LP, and Host LP is the obligor on our senior notes and on our credit facility. Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, the Adjusted EBITDA of Host LP is presented because we believe it is a relevant measure in calculating certain credit ratios, since Host LP is the owner of all of our hotels and is the obligor on our debt noted above. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Gains and Losses on Dispositions – We exclude the effect of gains and losses recorded on the disposition of assets in our consolidated statement of operations because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because we believe that including these amounts in EBITDA does not reflect the effect of the minority

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interest position on our performance because these amounts include our minority partners’ pro-rata portion of depreciation, amortization and interest expense. However, we believe that the cash distributions paid to minority partners are a more relevant measure of the effect of our minority partners’ interest on our performance, and we have deducted these cash distributions from Adjusted EBITDA.

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because our percentage interest in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts include our pro-rata portion of depreciation, amortization and interest expense. However, we believe that cash distributions we receive are a more relevant measure of the performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our full-service hotels, such as hotel revenues, expenses and adjusted operating profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for full-service hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating

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performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.